Exhibit 4.9

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September     , 2003 (the “Effective Date”) by and between Shurgard Storage Centers, Inc., a Washington corporation (“Shurgard”), and the persons listed on Exhibit A hereto who have executed a counterpart signature page hereto.

RECITALS

A. SSC Benelux Inc., Grana International SA, Restructuring Competence SA, European Self Storage SA, Ake Fogelberg and Patrick Metdepenninghen (collectively, the “Owners” and individually, an “Owner”) and Shurgard have entered into a Securities Purchase Agreement dated as of September     , 2003 (the “Purchase Agreement”), pursuant to which the Owners sold and exchanged their outstanding equity interests of Shurgard Self Storage SCA, a Belgian company (“Shurgard Europe”), and Recom & Co. SNC, a Belgian company (“Recom”) for shares of Class A Common Stock of Shurgard (the “Shurgard Common Stock”) (the “Shares”).

B. As a condition precedent to the consummation of the Purchase Agreement, Section 3.3 thereof provides that Shurgard and the Owners will execute a Registration Rights Agreement pursuant to which the Owners will be granted certain registration rights with respect to the Shares.

C. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Purchase Agreement.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.	REGISTRATION RIGHTS

1.1	Definitions

For purposes of this Agreement, unless otherwise defined herein, capitalized terms listed herein shall have the following meanings:

“Holder” shall mean any person owning of record Registrable Securities that have not been sold to the public pursuant to an effective registration statement or any assignee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Agreement.

“Prospectus” shall mean the prospectus included in any Registration Statement filed pursuant to the provisions hereof (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Register,” “registered” and “registration” shall mean a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement by the SEC.

“Registrable Securities” shall mean: (i) the Shares and (ii) any shares of Shurgard Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares; excluding in all cases (x) any Registrable Securities transferred by a person in a transaction in which rights under this Section 1 are not assigned in accordance with Section 2 or (y) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the SEC.

“Registration Statement” shall have the meaning set forth in Section 1.2(a).

“SEC” shall mean the U.S. Securities and Exchange Commission.

1.2	Registration

(a) Shurgard shall prepare and file with the SEC by December 1, 2003, and use its best efforts to have declared effective as soon as practicable thereafter, a registration statement (a “Registration Statement”) providing for the resale by the Holders of all of the Registrable Securities. Shurgard shall use its best efforts to keep the Registration Statement continuously effective, pursuant to the rules, regulations or instructions under the Securities Act applicable to the registration statement used by Shurgard for such Registration Statement, for such period (the “Effectiveness Period”) ending on the earlier of the date (i) that is one year after the date of the Closing Date, (ii) upon which all Registrable Securities have been registered and sold pursuant to the Registration Statement filed pursuant to this Agreement or (iii) upon which all of the Registrable Securities originally issued or issuable pursuant to the Purchase Agreement cease to meet the definition of Registrable Securities pursuant to Section 1.1. Notwithstanding the foregoing, if Shurgard files a Form S-3 shelf registration statement (“Shelf Registration”) with the SEC prior to December 1, 2003, then Shurgard may delay the filing of the Registration Statement until 20 days following the date the Shelf Registration is declared effective.

(b) If a Holder shall propose to sell Registrable Securities pursuant to the Registration Statement, such Holder shall deliver to Shurgard a notice (a “Shareholder Sale

Notice”) notifying Shurgard of the number of shares of Registrable Securities such Holder intends to sell in the ensuing 30 days, commencing five full business days following the Shareholder Sale Notice. The Shareholder Sale Notice shall be given in the form of an email or voicemail addressed to Shurgard’s General Counsel as follows: email, to chrism@shurgard.com; or voicemail, to Chris McKay at 206-696-5111. Shurgard may change these notice addresses by written notice to the Holders as provided in Section 3.1. Unless otherwise specified in the Shareholder Sale Notice, such Shareholder Sale Notice shall be deemed to constitute a representation that any information previously supplied by such Holder expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such Shareholder Sale Notice. The Holder giving the Shareholder Sale Notice may conduct the sales of Registrable Securities identified in the Shareholder Sale Notice during the prescribed 30-day period unless and until Shurgard exercises its rights under Section 1.2(c). After expiration of the 30-day period or after such Holder has sold all of the Registrable Securities identified in the Shareholder Sale Notice, such Holder may make further sales of Registrable Securities only after delivering an additional Shareholder Sale Notice to Shurgard as provided in this Section 1.2(b).

(c) Notwithstanding any other provision of this Section 1.2, Shurgard shall have the right at any time to prohibit or suspend offers and sales of Registrable Securities whenever, and for so long as, in the reasonable judgment of Shurgard after consultation with counsel (i) there exists a material development or a potential material development with respect to or involving Shurgard that Shurgard would be obligated to disclose in the Prospectus contained in the Registration Statement, which disclosure would in the good faith judgment of Shurgard be premature or otherwise inadvisable at such time and would have a material adverse effect upon Shurgard and its shareholders, or (ii) an event has occurred that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. To effect such suspension or prohibition, Shurgard shall deliver a certificate in writing to the Holders and, upon receipt of such certificate, the use of the Registration Statement and Prospectus will be deferred or suspended and will not recommence until (x) such Holders’ receipt from Shurgard of copies of the supplemented or amended Prospectus or (y) such Holders are advised in writing by Shurgard that the Prospectus may be used. Shurgard will use its best efforts to ensure that the use of the Registration Statement and Prospectus may be resumed as soon as practicable and, in the case of a pending development referred to in (i) above, as soon as, in the judgment of Shurgard, disclosure of the material information relating to such pending development would not have a materially adverse effect on Shurgard’s ability to consummate the transaction, if any, to which such development relates. Notwithstanding the foregoing, Shurgard will use best efforts to ensure that in any event the Holders shall have twenty trading days (prorated for partial fiscal quarters) available to sell

Registrable Securities during each fiscal quarter (or portion thereof) during the Effectiveness Period.

(d) All reasonable expenses, other than broker’s commissions and similar charges, and legal fees and disbursements of counsel for the selling Holders, incurred in connection with the Registration Statement shall be borne by Shurgard.

1.3	Obligations of Shurgard

Between the Effective Date and the end of the Effectiveness Period, Shurgard will furnish to the Holders copies of any correspondence between Shurgard and the SEC. In addition, whenever required to effect the registration of any Registrable Securities under this Agreement, Shurgard shall, as expeditiously as reasonably possible:

(a) Prepare promptly and file with the SEC the Registration Statement as provided in Section 1.2(a), which Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and cause such Registration Statement to become effective as soon as practicable.

(b) Prepare promptly and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

(c) Furnish to Holders such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as reasonably requested in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

(d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holders; provided, however, that Shurgard shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Notify Holders promptly (i) of any request by the SEC or any other federal or state governmental authority during the Effectiveness Period of the Registration Statement for amendments or supplements to such Registration Statement or related Prospectus or for additional information, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by Shurgard of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event which makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (v) of Shurgard’s determination that a post-effective amendment to the Registration Statement would be appropriate.

1.4	Information to be Furnished

It shall be a condition precedent to the obligations of Shurgard to take any action pursuant to Section 1.2 that each Holder shall furnish to Shurgard such information regarding Holder, the Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be required to timely effect the registration of Holder’s Registrable Securities.

1.5	Indemnification

(a) To the extent permitted by law and subject to Section 1.5(d), Shurgard will indemnify and hold harmless each of the Holders, officers, directors, employees and agents of a Holder or underwriters (as defined in the Securities Act) and each person, if any, who controls a Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages or liabilities (joint or several) to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or in any amendments or supplements thereto;

(ii) the omission or alleged omission to state in the Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or in any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

(iii) any violation or alleged violation by Shurgard of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such Registration Statement.

Shurgard will reimburse each Holder, such officer, director, employee or agent, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Shurgard (which consent shall not be unreasonably withheld), nor shall Shurgard be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder, or by such officer, director, employee, agent, underwriter or controlling person of Holder.

(b) To the extent permitted by law and subject to Section 1.5(d), each Holder will indemnify and hold harmless Shurgard, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls Shurgard within the meaning of the Securities Act, any other employee or agent of Shurgard, each other Holder, each person, if any, who controls such Holder within the meaning of the Securities Act, and any other employee or agent of such Holder against any losses, claims, damages or liabilities (joint or several) to which Shurgard or any such director, officer or controlling person, employee or agent may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will reimburse any legal or other expenses reasonably incurred by Shurgard or any such director, officer or controlling person, employee or agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by any Holder under this Section 1.5(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Promptly after receipt by an indemnified party under this Section 1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement of such an action, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall (to the extent of such prejudice) relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.

(d) The foregoing indemnity agreements of Shurgard and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary Prospectus but eliminated or remedied in the amended Prospectus on file with the SEC at the time the registration statement in question becomes effective or in the amended Prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder (and/or any officer, director, employee, agent, underwriter or controlling person who may be indemnified under Section 1.5(a)) makes a claim for indemnification pursuant to this Section 1.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 1.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of such Holder (and/or any officer, director, employee, agent, underwriter or controlling person who may be indemnified under Section 1.5 (a)) in circumstances for which indemnification is provided under this Section 1.5; then, and in each such case, Shurgard and such Holder (and/or such other person) will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to their relative fault as determined by a court of competent jurisdiction; provided, however, that in no event, except in instances of fraud by Holder in which case there is no limitation, (x) shall any Holder be responsible for more than the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement or (y) shall a Holder be required to contribute any amount in excess of the public offering price of all such securities offered and sold by such Holder pursuant to such Registration Statement; and in any event, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) The obligations of Shurgard and such Holder under this Section 1.5 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

2.	ASSIGNMENT

The registration rights of a Holder under Section 1 hereof may be assigned to another party in connection with the valid transfer of Registrable Securities; provided, however, that no party may be assigned any of the foregoing rights until Shurgard is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of Shurgard as to which the rights in question are being assigned; provided, further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2; and provided further, however, that any such transfer of Registrable Securities shall include at least [50,000] Shares.

3.	GENERAL PROVISIONS

3.1	Notices

Any notice or demand desired or required to be given hereunder shall be in writing given by personal delivery, certified or registered mail, confirmed facsimile transmission, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice or request shall be the date of personal delivery, four days after the date of mailing by certified or registered mail, the date on which successful facsimile transmission is confirmed, or the date undertaken for delivery by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

If to Shurgard:

Shurgard Storage Centers, Inc.

1155 Valley Street

Suite 400

Seattle, Washington 98109-4426

Attention: General Counsel

FAX: (206) 624-1645

with a copy to:

Perkins Coie LLP

1201 Third Avenue

40th Floor

Seattle, Washington 98101

Attention: Michael E. Stansbury

FAX: (206) 583-8500

If to the Owners:

To:	Name:	Patrick Metdepenninghen Grana International SA Restructuring Competence SA European Self Storage SA

	Address:	Quai du Commerce 48, 1000 Brussels, Belgium

	Attention:	Patrick Metdepenninghen

	Fax:	+32 2 229 56 55

and to:	Name:	Ake Fogelberg
	Address:	Avenue Louise 200 Brussels, Belgium

Attention:

	Fax:	+32 2 353 07 23

3.2	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

3.3	Entire Agreement

This Agreement, the Purchase Agreement and each of the agreements, certificates, instruments and documents to be executed or delivered pursuant to the terms of the Purchase Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

3.4	Successors and Assigns

Subject to the provisions of Section 2, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

3.5	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Washington state or federal court thereof.

3.6	Third Parties

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

3.7	Headings

The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

3.8	Counterparts

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

3.9	Amendment of Rights

This Agreement may not be amended except by an instrument signed by Shurgard and the Owners.

3.10	Specific Performance

Each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other parties hereto will be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they might be entitled at law or in equity.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

SHURGARD STORAGE CENTERS, INC.

By:

Name:

Title:

GRANA INTERNATIONAL SA

By:	/s/ Patrick Metdepenninghen

Name:	Patrick Metdepenninghen
Title:	Director

RESTRUCTURING COMPETENCE SA

By:	/s/ Patrick Metdepenninghen	/s/ Patrick Metdepenninghen

Name:	Patrick Metdepenninghen	E.S.S. SA, Director
Title:	Director	Patrick Metdepenninghen
Director

EUROPEAN SELF STORAGE SA

By:	/s/ Patrick Metdepenninghen

Name:	Patrick Metdepenninghen
Title:	Director

/s/ Ake Fogelberg	/s/ Patrick Metdepenninghen

Ake Fogelberg	Patrick Metdepenninghen

[Signature Page to Registration Rights Agreement]

EXHIBIT A

List of Owners

Name	Number of Shares

GRANA INTERNATIONAL SA	9,000

EUROPEAN SELF STORAGE SA	100

RESTRUCTURING COMPETENCE SA	78,100

Ake Fogelberg	194,800

Patrick Metdepenninghen	113,000

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to Registration Rights Agreement (this “Agreement”) is made and entered into as of December 1, 2003 (the “Effective Date”) by and between Shurgard Storage Centers, Inc., a Washington corporation (“Shurgard”), and the persons listed on the signature page hereto.

RECITALS

A. SSC Benelux Inc., Grana International SA, Restructuring Competence SA, European Self Storage SA, Ake Fogelberg and Patrick Metdepenninghen (collectively, the “Owners” and individually, an “Owner”) and Shurgard have entered into a Registration Rights Agreement and a Securities Purchase Agreement dated as of September 2003, pursuant to which the Owners sold and exchanged their outstanding equity interests of Shurgard Self Storage SCA, a Belgian company (“Shurgard Europe”), and Recom & Co. SNC, a Belgian company (“Recom”) for shares of Class A Common Stock of Shurgard (the “Shurgard Common Stock”) (the “Shares”).

B. Shurgard agreed to certain obligations concerning the registration of the Shares given as consideration under the Securities Purchase Agreement. Shurgard wishes to amend those obligations and Owners have agreed to the amendments as set forth below. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in either the Securities Purchase Agreement or the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Section 1.2(a) of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

1.2	Registration

(a) Shurgard shall prepare and file with the SEC on or before March 31, 2004 or, if the Company is not eligible under the rules and regulations of the SEC to use a Form S-3 by March 31, 2004, then Shurgard shall file the Form S-3, Form S-l or other available form, within 15 days of the date it is eligible (“Eligibility Date”), and use its best efforts to have declared effective as soon as practicable thereafter, a registration statement using Form S-3 (a “Registration Statement”) providing for the resale by the Holders of all of the Registrable Securities. Shurgard shall use its best efforts to keep the Registration Statement continuously effective, pursuant to the rules, regulations or instructions under the Securities Act applicable to the registration statement used by Shurgard for such Registration Statement, for such period (the “Effectiveness Period”) ending on the earlier of the date (i) that is one year after the date that is the first day of the Effectiveness Period, (ii) upon which all Registrable Securities have been registered and sold pursuant to the Registration Statement filed pursuant to this Agreement or

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(iii) upon which all of the Registrable Securities originally issued or issuable pursuant to the Purchase Agreement cease to meet the definition of Registrable Securities pursuant to Section 1.1

2. Except as set forth herein, all other provisions of the Registration Rights Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Amendment No. 1 to Registration Rights Agreement as of the date and year first above written.

SHURGARD STORAGE CENTERS, INC.

By:

Name:

Title:

GRANA INTERNATIONAL SA

By:	/s/ Patrick Metdepenninghen

Name:	Patrick Metdepenninghen
Title:	Director

RESTRUCTURING COMPETENCE SA

By:	/s/ Patrick Metdepenninghen

Name:	Patrick Metdepenninghen
Title:	Director

(Signatures continue on the next page)

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EUROPEAN SELF STORAGE SA

By:	/s/ Patrick Metdepenninghen

Name:	Patrick Metdepenninghen
Title:	Director

/s/ Ake Fogelberg

Ake Fogelberg

/s/ Patrick Metdepenninghen

Patrick Metdepenninghen

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